UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 27, 2011
ORIENTAL FINANCIAL GROUP INC.
(Exact Name of Registrant as Specified in its Charter)

Commonwealth of Puerto Rico	001-12647	66-0538893

(State or other Jurisdiction of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

Oriental Center
Professional Offices Park
997 San Roberto Street, 10th Floor
San Juan, Puerto Rico	00926

(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code: (787) 771-6800

(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders
     At the annual meeting of shareholders of Oriental Financial Group Inc. (the “Company”), held on April 27, 2011 (the “Annual Meeting”), the proposals listed below were submitted to a vote of shareholders as set forth in the Company’s definitive proxy statement (the “Proxy Statement”) for the Annual Meeting.
Proposal 1 — Election of Directors
     The four nominees named in the definitive proxy statement were elected as directors: (i) Josen Rossi to serve for a two-year term and (iii) Juan C. Aguayo, Pablo I. Altieri and Francisco Arriví to serve for a three-year term. The voting results with respect to each nominee were as follows:

Directors	For	Withheld
Josen Rossi	34,851,337	117,016

Juan C. Aguayo	34,631,050	337,303

Pablo I. Altieri	34,656,225	312,128

Francisco Arriví	34,461,028	507,325
Proposal 2 — Advisory Vote on Executive Compensation
     The compensation of the Company’s named executive officers, as described in the Proxy Statement, was approved on an advisory basis. The voting results were as follows:

For	Against	Abstain	Broker Non-Votes
34,340,245	442,530	185,578	4,565,043
Proposal 3 — Advisory Vote on the Frequency of the Vote on Executive Compensation
     With respect to the advisory vote on whether the shareholder advisory vote on the compensation of the Company’s named executive officers should occur every one, two or three years, the choice of “1 Year” obtained a majority of the votes cast. The voting results were as follows:

1 Year	2 Years	3 Years	Abstain
23,126,256	137,659	11,501,587	202,851

Proposal 4 — Ratification of Selection of Independent Auditors
     The proposal to ratify the selection of KPMG LLP as the Company’s independent auditors for the year ending December 31, 2011 was approved. The voting results were as follows (there were no broker non-votes):

For	Against	Abstain
38,993,970	470,373	69,053

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ORIENTAL FINANCIAL GROUP INC.
Date: May 2, 2011	By:	/s/ Carlos O. Souffront
Carlos O. Souffront
General Counsel and Secretary of the Board of Directors